UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2013

Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

1055 Washington Blvd. 8th Floor

Stamford, CT 06901

(Address of principal executive offices) (Zip Code)

(203) 350-0040

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                  Submission of Matters to a Vote of Security Holders

Peerless Systems Corporation (the “Company”) held its Annual Meeting of Stockholders on June 27, 2013. A total of 2,434,483 shares of Common Stock, representing approximately 84% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. At the Annual Meeting, the Company’s stockholders (i) elected Timothy E. Brog, Matthew R. Dickman, Jeffrey A. Hammer and Gerald A. Stein as directors of the Company, (ii) ratified the selection of Mayer Hoffman McCann P.C. as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2014, (iii) approved, on an advisory basis, the compensation of our named executive officers, and (iv) recommended, on an advisory basis, that the frequency of future advisory votes on the compensation of our named executive officers be conducted every year. The final results for these matters submitted were as follows:

Proposal 1:   All of the nominees for director were elected to serve until the next annual meeting or until their respective successors are elected, by the votes set forth in the table below:

Director	For	Withhold	Broker Non-Vote
Timothy E. Brog	1,004,208	315,070	1,115,205
Matthew R. Dickman	928,325	390,953	1,115,205
Jeffrey A. Hammer	930,325	388,953	1,115,205
Gerald A. Stein	928,325	390,953	1,115,205

Proposal 2:   The appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for fiscal 2014 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
2,281,443	147,088	5,952

 Proposal 3:   The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
977,377	64,425	277,476	1,115,205

  Proposal 4:   The Company's stockholders recommended, on an advisory basis, one year as the frequency of future advisory votes on the compensation of our named executive officers, by the votes set forth in the table below:

1 year	2 years	3 years	Abstain	Broker Non-Vote
1,292,747	5,800	17,531	3,200	1,115,205

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: June 28, 2013	By:	/s/ Timothy E. Brog
Name: Timothy E. Brog
Title: Chief Executive Officer